Exhibit 99.1

MSCI Reports Financial Results for
First Quarter 2025

New York – April 22, 2025 – MSCI Inc. (“MSCI” or the “Company”) (NYSE: MSCI), a leading provider of critical decision support tools and services for the global investment community, today announced its financial results for the three months ended March 31, 2025 (“first quarter 2025”).

Financial and Operational Highlights for First Quarter 2025
(Note: Unless otherwise noted, percentage and other changes are relative to the three months ended March 31, 2024 (“first quarter 2024”) and Run Rate percentage changes are relative to March 31, 2024).

•Operating revenues of $745.8 million, up 9.7%; Organic operating revenue growth of 9.9%
•Recurring subscription revenues up 7.7%; Asset-based fees up 18.1%
•Operating margin of 50.6%; Adjusted EBITDA margin of 57.1%
•Diluted EPS of $3.71, up 15.2%; Adjusted EPS of $4.00, up 13.6%
•Organic recurring subscription Run Rate growth of 8.2%; Retention Rate of 95.3%
•In first quarter 2025 and through April 21, 2025, a total of $275.4 million or 493,322 shares were repurchased
•Approximately $139.7 million in dividends were paid to shareholders in first quarter 2025; Cash dividend of $1.80 per share declared by MSCI Board of Directors for second quarter 2025

	Three Months Ended
	Mar. 31,	Mar. 31,
In thousands, except per share data (unaudited)	2025	2024	% Change
Operating revenues	$745,826	$679,965	9.7%
Operating income	$377,023	$339,382	11.1%
Operating margin %	50.6%	49.9%

Net income	$288,600	$255,954	12.8%

Diluted EPS	$3.71	$3.22	15.2%
Adjusted EPS	$4.00	$3.52	13.6%

Adjusted EBITDA	$425,641	$383,573	11.0%
Adjusted EBITDA margin %	57.1%	56.4%

“In the first quarter, MSCI delivered strong financial metrics, durable retention, and solid asset-based-fee revenue growth. At the product level, we drove recurring net new sales growth across Index, Analytics, and Private Assets. At the client-segment level, we posted strong run-rate growth with asset owners, hedge funds, banks and broker dealers, and wealth managers,” said Henry A. Fernandez, Chairman and CEO of MSCI.

“Looking ahead, MSCI has deep client relationships, differentiated capabilities and a resilient business model to weather periods of global turmoil, which are also the times when our clients rely on us the most. We provide mission-critical data, models, and technology that clients need in all environments and all phases of the market cycle, which supports our ability to achieve durable financial results.” Fernandez added.

First Quarter Consolidated Results
Operating Revenues: Operating revenues were $745.8 million, up 9.7%. Organic operating revenue growth was 9.9%. The $65.9 million increase was the result of a $39.6 million increase in recurring subscription revenues and a $27.2 million increase in asset-based fees, partially offset by a $0.9 million decrease in non-recurring revenues.
Run Rate and Retention Rate: Total Run Rate at March 31, 2025 was $2,979.2 million, up 9.3%. Recurring subscription Run Rate increased by $175.0 million, and asset-based fees Run Rate increased by $77.8 million. Organic recurring subscription Run Rate growth was 8.2%. Retention Rate in first quarter 2025 was 95.3%, compared to 92.8% in first quarter 2024.

Expenses: Total operating expenses were $368.8 million, up 8.3%. Adjusted EBITDA expenses were $320.2 million, up 8.0%, primarily reflecting higher compensation and benefits costs as a result of increased headcount as well as higher severance costs. The increase was also driven by non-compensation costs, primarily reflecting higher information technology costs.

Total operating expenses excluding the impact of foreign currency exchange rate fluctuations (“ex-FX”) and adjusted EBITDA expenses ex-FX increased 10.0% and 9.9%, respectively.

Operating Income: Operating income was $377.0 million, up 11.1%. Operating income margin in first quarter 2025 was 50.6%, compared to 49.9% in first quarter 2024.

Headcount: As of March 31, 2025, we had 6,184 employees, reflecting a 5.6% increase, with 30.3% and 69.7% of employees located in developed market and emerging market locations, respectively.

Other Expense (Income), Net: Other expense (income), net was $46.0 million, up 5.7%, primarily driven by lower interest income reflecting lower average cash balances as well as unfavorable foreign currency exchange rate fluctuations.

Income Taxes: The effective tax rate was 12.8% in first quarter 2025 compared to 13.5% in first quarter 2024. The tax rate was driven by excess tax benefits recognized on the vesting of stock-based compensation, as well as favorable discrete items related to prior years.

Net Income: As a result of the factors described above, net income was $288.6 million, up 12.8%.

Adjusted EBITDA: Adjusted EBITDA was $425.6 million, up 11.0%. Adjusted EBITDA margin in first quarter 2025 was 57.1%, compared to 56.4% in first quarter 2024.

Index Segment:

Table 1A: Results (unaudited)

	Three Months Ended
	Mar. 31,	Mar. 31,
In thousands	2025	2024	% Change
Operating revenues:
Recurring subscriptions	$233,330	$212,952	9.6%
Asset-based fees	177,415	150,259	18.1%
Non-recurring	10,998	10,661	3.2%
Total operating revenues	421,743	373,872	12.8%
Adjusted EBITDA expenses	110,172	96,112	14.6%
Adjusted EBITDA	$311,571	$277,760	12.2%
Adjusted EBITDA margin %	73.9%	74.3%

Index operating revenues were $421.7 million, up 12.8%. The $47.9 million increase was primarily driven by $27.2 million in higher asset-based fees and $20.4 million in higher recurring subscription revenues. Organic operating revenue growth for Index was 12.8%.

The growth in recurring subscription revenues was primarily driven by growth from market-cap weighted Index products.

The growth in revenues attributed to asset-based fees was primarily driven by increased average AUM in ETFs linked to MSCI equity indexes, partially offset by decreases in average basis point fees. The growth was also driven by increased average AUM in non-ETF indexed funds linked to MSCI indexes.

Index Run Rate as of March 31, 2025, was $1.6 billion, up 10.5%. The $156.3 million increase was comprised of a $78.5 million increase in recurring subscription Run Rate and a $77.8 million increase in asset-based fees Run Rate. The increase in recurring subscription Run Rate was primarily driven by growth from market cap-weighted and custom Index products. The increase reflected growth across all regions. The increase in asset-based fees Run Rate primarily reflected by higher AUM in ETFs linked to MSCI equity indexes and non-ETF indexed funds linked to MSCI indexes. Organic recurring subscription Run Rate growth for Index was 9.0%.

Analytics Segment:

Table 1B: Results (unaudited)

	Three Months Ended
	Mar. 31,	Mar. 31,
In thousands	2025	2024	% Change
Operating revenues:
Recurring subscriptions	$169,755	$160,551	5.7%
Non-recurring	2,430	3,415	(28.8)%
Total operating revenues	172,185	163,966	5.0%
Adjusted EBITDA expenses	96,155	91,754	4.8%
Adjusted EBITDA	$76,030	$72,212	5.3%
Adjusted EBITDA margin %	44.2%	44.0%

Analytics operating revenues were $172.2 million, up 5.0%. The $8.2 million increase was primarily driven by growth from recurring subscriptions related to both Equity Analytics and Multi-Asset Class products. Organic operating revenue growth for Analytics was 5.2%.

Analytics Run Rate as of March 31, 2025, was $707.8 million, up 6.9%. The increase of $45.7 million was driven by growth in both Equity Analytics and Multi-Asset Class products, and reflected growth across all regions and client segments. Organic recurring subscription Run Rate growth for Analytics was 6.8%.

Sustainability and Climate Segment:

Table 1C: Results (unaudited)

	Three Months Ended
	Mar. 31,	Mar. 31,
In thousands	2025	2024	% Change
Operating revenues:
Recurring subscriptions	$82,737	$76,418	8.3%
Non-recurring	1,882	1,466	28.4%
Total operating revenues	84,619	77,884	8.6%
Adjusted EBITDA expenses	60,798	56,793	7.1%
Adjusted EBITDA	$23,821	$21,091	12.9%
Adjusted EBITDA margin %	28.2%	27.1%

Beginning in the first quarter 2025, the business segment previously titled "ESG and Climate" has been renamed to "Sustainability and Climate" to reflect the full scope of our solutions more accurately. While our product offerings and product names remain unchanged at this time, the updated name acknowledges our broader sustainability capabilities across client objectives, value propositions and use cases.

Sustainability and Climate operating revenues were $84.6 million, up 8.6%. The $6.7 million increase was primarily driven by growth in Ratings and Climate products, with growth primarily attributable to EMEA. Organic operating revenue growth for Sustainability and Climate was 9.2%.

Sustainability and Climate Run Rate as of March 31, 2025, was $352.3 million, up 9.9%. The $31.7 million increase primarily reflects growth from Ratings, Climate and Screening products with contributions across all regions. Organic recurring subscription Run Rate growth for Sustainability and Climate was 9.6%.

All Other – Private Assets:

Table 1D: Results (unaudited)

	Three Months Ended
	Mar. 31,	Mar. 31,
In thousands	2025	2024	% Change
Operating revenues:
Recurring subscriptions	$66,819	$63,134	5.8%
Non-recurring	460	1,109	(58.5)%
Total operating revenues	67,279	64,243	4.7%
Adjusted EBITDA expenses	53,060	51,733	2.6%
Adjusted EBITDA	$14,219	$12,510	13.7%
Adjusted EBITDA margin %	21.1%	19.5%

All Other – Private Assets operating revenues, which reflect the Real Assets and Private Capital Solutions operating segments, were $67.3 million, up 4.7%. The increase was primarily driven by growth from recurring subscriptions in Private Capital Solutions related to Transparency and Universe Data products. Organic operating revenue growth for All Other – Private Assets was 5.2%.

All Other – Private Assets Run Rate was $273.5 million as of March 31, 2025, up 7.5%. The growth in Run Rate was primarily driven by growth from Private Capital Solutions related to Transparency and

Universe Data products, and reflected growth across all regions and client segments. Organic recurring subscription Run Rate growth for All Other – Private Assets was 7.0%.

Select Balance Sheet Items and Capital Allocation

Cash Balances and Outstanding Debt: Cash and cash equivalents was $360.7 million as of March 31, 2025. MSCI typically seeks to maintain minimum cash balances globally of approximately $225.0 million to $275.0 million for general operating purposes.

Total principal amount of debt outstanding as of March 31, 2025, was $4.6 billion. The total debt to net income ratio (based on trailing twelve months net income) was 4.0x. The total debt to adjusted EBITDA ratio (based on trailing twelve months adjusted EBITDA) was 2.6x.

MSCI seeks to maintain total debt to adjusted EBITDA in a target range of 3.0x to 3.5x.

Capex and Cash Flow: Capex was $32.9 million, and net cash provided by operating activities increased by 0.5% to $301.7 million, primarily reflecting higher cash collections from customers, partially offset by higher cash expenses. Free cash flow for first quarter 2025 was down 2.5% year-over-year to $268.9 million.

Share Count and Share Repurchases: Weighted average diluted shares outstanding were 77.8 million in first quarter 2025, down 2.1% year-over-year. Total shares outstanding as of March 31, 2025 were 77.6 million. As of April 21, 2025 , a total of approximately $1.3 billion remains available on the outstanding share repurchase authorization.

Dividends: Approximately $139.7 million in dividends were paid to shareholders in first quarter 2025. On April 21, 2025, the MSCI Board of Directors declared a cash dividend of $1.80 per share for second quarter 2025, payable on May 30, 2025 to shareholders of record as of the close of trading on May 16, 2025.

Full-Year 2025 Guidance
MSCI’s guidance for the year ending December 31, 2025 (“Full-Year 2025”) is based on assumptions about a number of factors, in particular related to macroeconomic factors and the capital markets. These assumptions are subject to uncertainty, and actual results for the year could differ materially from our current guidance, including as a result of the uncertainties, risks and assumptions discussed in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of our Annual Report on Form 10-K, as updated in quarterly reports on Form 10-Q and current reports on Form 8-K filed or furnished with the SEC. See “Forward-Looking Statements” below.

Guidance Item	Current Guidance for Full-Year 2025
Operating Expense	$1,405 to $1,445 million
Adjusted EBITDA Expense	$1,220 to $1,250 million
Interest Expense (including amortization of financing fees)(1)	$182 to $186 million
Depreciation & Amortization Expense	$185 to $195 million
Effective Tax Rate	17.5% to 20.0%
Capital Expenditures	$115 to $125 million
Net Cash Provided by Operating Activities	$1,525 to $1,575 million
Free Cash Flow	$1,400 to $1,460 million

(1) A portion of our annual interest expense is from our variable rate indebtedness under our revolving credit facility, while the majority is from fixed rate senior unsecured notes. Changes to the secured overnight funding rate (“SOFR”) and indebtedness levels can cause our annual interest expense to vary.

Conference Call Information

MSCI’s senior management will review the first quarter 2025 results on Tuesday, April 22, 2025 at 11:00 AM Eastern Time. To listen to the live event via webcast, visit the events and presentations section of MSCI’s Investor Relations website, https://ir.msci.com/events-and-presentations. Participants who wish to join via telephone should click here to register in advance. Registered participants will receive an email confirmation with a unique PIN to access the conference call. The earnings call webcast will include an accompanying slide presentation that can be accessed through MSCI’s Investor Relations website.

-Ends-

About MSCI Inc.
MSCI is a leading provider of critical decision support tools and services for the global investment community. With over 50 years of expertise in research, data and technology, we power better investment decisions by enabling clients to understand and analyze key drivers of risk and return and confidently build more effective portfolios. We create industry-leading research-enhanced solutions that clients use to gain insight into and improve transparency across the investment process. To learn more, please visit www.msci.com. MSCI#IR

MSCI Inc. Contacts

Investor Inquiries
jeremy.ulan@msci.com
Jeremy Ulan    +1 646 778 4184
jisoo.suh@msci.com
Jisoo Suh    + 1 917 825 7111

Media Inquiries
PR@msci.com
Melanie Blanco    +1 212 981 1049
Konstantinos Makrygiannis    +44 (0)7768 930056
Tina Tan    + 852 2844 9320

Forward-Looking Statements
This earnings release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including without limitation, MSCI’s Full-Year 2025 guidance. These forward-looking statements relate to future events or to future financial performance and involve underlying assumptions, as well as known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these statements. In some cases, you can identify forward-looking statements by the use of words such as “may,” “could,” “expect,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential” or “continue,” or the negative of these terms or other comparable terminology. You should not place undue reliance on forward-looking statements because they involve known and unknown risks, uncertainties and other factors that are, in some cases, beyond MSCI’s control and that could materially affect actual results, levels of activity, performance or achievements.
Other factors that could materially affect actual results, levels of activity, performance or achievements can be found in MSCI’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024 filed with the Securities and Exchange Commission (“SEC”) on February 7, 2025 and in quarterly reports on Form 10-Q and current reports on Form 8-K filed or furnished with the SEC. If any of these risks, uncertainties or other matters materialize, or if MSCI’s underlying assumptions prove to be incorrect, actual results may vary significantly from what MSCI projected. Any forward-looking statement in this earnings release reflects MSCI’s current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to MSCI’s operations, results of operations, growth strategy and liquidity. MSCI assumes no obligation to publicly update or revise these forward-looking statements for any reason, whether as a result of new information, future events, or otherwise, except as required by law.

Website and Social Media Disclosure

MSCI uses its investor relations website ir.msci.com and social media outlets, such as LinkedIn or X (@MSCI_Inc), as channels of distribution of company information. The information MSCI posts through these channels may be deemed material. Accordingly, investors should monitor these channels, in addition to following MSCI’s press releases, SEC filings and public conference calls and webcasts. In addition, you may automatically receive email alerts and other information about MSCI when you enroll your email address by visiting the “Email Alerts” section of MSCI’s Investor Relations homepage at http://ir.msci.com/email-alerts. The contents of MSCI’s website, including its quarterly updates, blog, podcasts and social media channels are not, however, incorporated by reference into this earnings release.
Notes Regarding the Use of Operating Metrics

MSCI has presented supplemental key operating metrics as part of this earnings release, including Retention Rate, Run Rate, subscription sales, subscription cancellations and non-recurring sales.
Retention Rate is an important metric because subscription cancellations decrease our Run Rate and ultimately our future operating revenues over time. The annual Retention Rate represents the retained subscription Run Rate (subscription Run Rate at the beginning of the fiscal year less actual cancels during the year) as a percentage of the subscription Run Rate at the beginning of the fiscal year.
The Retention Rate for a non-annual period is calculated by annualizing the cancellations for which we have received a notice of termination or for which we believe there is an intention not to renew or discontinue the subscription during the non-annual period, and we believe that such notice or intention evidences the client’s final decision to terminate or not renew the applicable agreement, even though such termination or non-renewal may not be effective until a later date. This annualized cancellation figure is then divided by the subscription Run Rate at the beginning of the fiscal year to calculate a cancellation rate. This cancellation rate is then subtracted from 100% to derive the annualized Retention Rate for the period.
Retention Rate is computed by segment on a product/service-by-product/service basis. In general, if a client reduces the number of products or services to which it subscribes within a segment, or switches between products or services within a segment, we treat it as a cancellation for purposes of calculating our Retention Rate except in the case of a product or service switch that management considers to be a replacement product or service. In those replacement cases, only the net change to the client subscription, if a decrease, is reported as a cancel. In the Analytics and the Sustainability and Climate operating segments, substantially all product or service switches are treated as replacement products or services and netted in this manner, while in our Index, Real Assets, and Private Capital Solutions operating segments, product or service switches that are treated as replacement products or services and receive netting treatment occur only in certain limited instances. In addition, we treat any reduction in fees resulting from a down-sell of the same product or service as a cancellation to the extent of the reduction. We do not calculate Retention Rate for that portion of our Run Rate attributable to assets in index-linked investment products or futures and options contracts, in each case, linked to our indexes.
Run Rate estimates at a particular point in time the annualized value of the recurring revenues under our client license agreements (“Client Contracts”) for the next 12 months, assuming all Client Contracts that come up for renewal, or reach the end of the committed subscription period, are renewed and assuming then-current currency exchange rates, subject to the adjustments and exclusions described below. For any Client Contract where fees are linked to an investment product’s assets or trading volume/fees, the Run Rate calculation reflects, for ETFs, the market value on the last trading day of the period, for futures and options, the most recent quarterly volumes and/or reported exchange fees, and for other non-ETF products, the most recent client-reported assets. Run Rate does not include fees associated with “one-time” and other non-recurring transactions. In addition, we add to Run Rate the annualized fee value of recurring new sales, whether to existing or new clients, when we execute Client Contracts, even though the license start date, and associated revenue recognition, may not be effective until a later date. We remove from Run Rate the annualized fee value associated with products or services under any Client Contract when we (i) have received a notice of termination, non-renewal or an indication the client does not intend to continue their subscription during the period and (ii) have determined that such notice evidences the client’s final decision to terminate or not renew the applicable products or services, even though such termination or non-renewal may not be effective until a later date.

“Organic recurring subscription Run Rate growth” is defined as the period over period Run Rate growth, excluding the impact of changes in foreign currency and the first year impact of any acquisitions. It is also adjusted for divestitures. Changes in foreign currency are calculated by applying the currency exchange rate from the comparable prior period to current period foreign currency denominated Run Rate.
Sales represents the annualized value of products and services clients commit to purchase from MSCI and will result in additional operating revenues. Non-recurring sales represent the actual value of the customer agreements entered into during the period and are not a component of Run Rate. New recurring subscription sales represent additional selling activities, such as new customer agreements, additions to existing agreements or increases in price that occurred during the period and are additions to Run Rate. Subscription cancellations reflect client activities during the period, such as discontinuing products and services and/or reductions in price, resulting in reductions to Run Rate. Net new recurring subscription sales represent the amount of new recurring subscription sales net of subscription cancellations during the period, which reflects the net impact to Run Rate during the period.
Total gross sales represent the sum of new recurring subscription sales and non-recurring sales. Total net sales represent the total gross sales net of the impact from subscription cancellations.
Notes Regarding the Use of Non-GAAP Financial Measures

MSCI has presented supplemental non-GAAP financial measures as part of this earnings release. Reconciliations are provided in Tables 9 through 13 below that reconcile each non-GAAP financial measure with the most comparable GAAP measure. The non-GAAP financial measures presented in this earnings release should not be considered as alternative measures for the most directly comparable GAAP financial measures. The non-GAAP financial measures presented in this earnings release are used by management to monitor the financial performance of the business, inform business decision-making and forecast future results.
“Adjusted EBITDA” is defined as net income before (1) provision for income taxes, (2) other expense (income), net, (3) depreciation and amortization of property, equipment and leasehold improvements, (4) amortization of intangible assets and, at times, (5) certain other transactions or adjustments, including, when applicable, certain acquisition-related integration and transaction costs.
“Adjusted EBITDA expenses” is defined as operating expenses less depreciation and amortization of property, equipment and leasehold improvements and amortization of intangible assets and, at times, certain other transactions or adjustments, including, when applicable, certain acquisition-related integration and transaction costs.
“Adjusted EBITDA margin” is defined as adjusted EBITDA divided by operating revenues.
“Adjusted net income” and “adjusted EPS” are defined as net income and diluted EPS, respectively, before the after-tax impact of: the amortization of acquired intangible assets, including the amortization of the basis difference between the cost of the equity method investment and MSCI’s share of the net assets of the investee at historical carrying value and, at times, certain other transactions or adjustments, including, when applicable, the impact related to certain acquisition-related integration and transaction costs and the impact related to write-off of deferred fees on debt extinguishment.
“Capex” is defined as capital expenditures plus capitalized software development costs.
“Free cash flow” is defined as net cash provided by operating activities, less Capex.
“Organic operating revenue growth” is defined as operating revenue growth compared to the prior year period excluding the impact of acquired businesses, divested businesses and foreign currency exchange rate fluctuations.
Asset-based fees ex-FX does not adjust for the impact from foreign currency exchange rate fluctuations on the underlying assets under management (“AUM”).
We believe adjusted EBITDA, adjusted EBITDA margin and adjusted EBITDA expenses are meaningful measures of the operating performance of MSCI because they adjust for significant one-time, unusual or non-recurring items as well as eliminate the accounting effects of certain capital spending and acquisitions that do not directly affect what management considers to be our ongoing operating performance in the period.

We believe adjusted net income and adjusted EPS are meaningful measures of the performance of MSCI because they adjust for the after-tax impact of significant one-time, unusual or non-recurring items as well as eliminate the impact of any transactions that do not directly affect what management considers to be our ongoing operating performance in the period. We also exclude the after-tax impact of the amortization of acquired intangible assets and amortization of the basis difference between the cost of the equity method investment and MSCI’s share of the net assets of the investee at historical carrying value, as these non-cash amounts are significantly impacted by the timing and size of each acquisition and therefore not meaningful to the ongoing operating performance in the period.
We believe that free cash flow is useful to investors because it relates the operating cash flow of MSCI to the capital that is spent to continue and improve business operations, such as investment in MSCI’s existing products. Further, free cash flow indicates our ability to strengthen MSCI’s balance sheet, repay our debt obligations, pay cash dividends and repurchase shares of our common stock.
We believe organic operating revenue growth is a meaningful measure of the operating performance of MSCI because it adjusts for the impact of foreign currency exchange rate fluctuations and excludes the impact of operating revenues attributable to acquired and divested businesses for the comparable prior year period, providing insight into our ongoing operating performance for the period(s) presented.
We believe that the non-GAAP financial measures presented in this earnings release facilitate meaningful period-to-period comparisons and provide a baseline for the evaluation of future results.
Adjusted EBITDA expenses, adjusted EBITDA margin, adjusted EBITDA, adjusted net income, adjusted EPS, Capex, free cash flow and organic operating revenue growth are not defined in the same manner by all companies and may not be comparable to similarly-titled non-GAAP financial measures of other companies. These measures can differ significantly from company to company depending on, among other things, long-term strategic decisions regarding capital structure, the tax jurisdictions in which companies operate and capital investments. Accordingly, the Company’s computation of these measures may not be comparable to similarly-titled measures computed by other companies.
Notes Regarding Adjusting for the Impact of Foreign Currency Exchange Rate Fluctuations

Foreign currency exchange rate fluctuations reflect the difference between the current period results as reported compared to the current period results recalculated using the foreign currency exchange rates in effect for the comparable prior period. While operating revenues adjusted for the impact of foreign currency fluctuations includes asset-based fees that have been adjusted for the impact of foreign currency fluctuations, the underlying AUM, which is the primary component of asset-based fees, is not adjusted for foreign currency fluctuations. Approximately three-fifths of the AUM is invested in securities denominated in currencies other than the U.S. dollar, and any such impact is excluded from the disclosed foreign currency-adjusted variances.

Table 2: Condensed Consolidated Statements of Income (unaudited)

	Three Months Ended
	Mar. 31,	Mar. 31,
In thousands, except per share data	2025	2024
Operating revenues	$745,826	$679,965
Operating expenses:
Cost of revenues (exclusive of depreciation and amortization)	136,790	128,514
Selling and marketing	78,707	72,168
Research and development	47,591	40,525
General and administrative	57,097	56,691
Amortization of intangible assets	43,872	38,604
Depreciation and amortization of property, equipment and leasehold improvements	4,746	4,081
Total operating expenses(1)	368,803	340,583

Operating income	377,023	339,382

Interest income	(3,876)	(6,048)
Interest expense	46,492	46,674
Other expense (income)	3,337	2,863
Other expense (income), net	45,953	43,489

Income before provision for income taxes	331,070	295,893

Provision for income taxes	42,470	39,939
Net income	$288,600	$255,954

Earnings per basic common share	$3.72	$3.23

Earnings per diluted common share	$3.71	$3.22

Weighted average shares outstanding used in computing earnings per share:

Basic	77,630	79,195
Diluted	77,807	79,508

(1) Includes stock-based compensation expense of $40.1 million and $34.7 million for the three months ended Mar. 31, 2025 and 2024, respectively.

Table 3: Condensed Consolidated Balance Sheet (unaudited)

	As of
	Mar. 31,	Dec. 31,
In thousands	2025	2024
ASSETS
Current assets:
Cash and cash equivalents (includes restricted cash of $3,565 and $3,497 at March 31, 2025 and December 31, 2024, respectively)	$360,671	$409,351
Accounts receivable (net of allowances of $5,333 and $5,284 at March 31, 2025 and December 31, 2024, respectively)	749,247	820,709
Other current assets	125,617	113,961
Total current assets	1,235,535	1,344,021
Property, equipment and leasehold improvements, net	85,618	70,885
Right of use assets	118,600	119,435
Goodwill	2,918,559	2,915,167
Intangible assets, net	886,750	907,613
Other non-current assets	99,312	88,318
Total assets	$5,344,374	$5,445,439

LIABILITIES AND SHAREHOLDERS’ EQUITY (DEFICIT)
Current liabilities:
Deferred revenue	$1,082,542	$1,123,423
Other current liabilities	383,786	462,231
Total current liabilities	1,466,328	1,585,654
Long-term debt	4,546,859	4,510,816
Long-term operating lease liabilities	118,446	121,153
Other non-current liabilities	171,311	167,813
Total liabilities	6,302,944	6,385,436

Total shareholders' equity (deficit)	(958,570)	(939,997)
Total liabilities and shareholders' equity (deficit)	$5,344,374	$5,445,439

Table 4: Condensed Consolidated Statement of Cash Flow (unaudited)

	Three Months Ended
	Mar. 31,	Mar. 31,
In thousands	2025	2024
Cash flows from operating activities
Net income	$288,600	$255,954
Adjustments to reconcile net income to net cash provided by operating activities:
Amortization of intangible assets	43,872	38,604
Stock-based compensation expense	40,004	34,336
Depreciation and amortization of property, equipment and leasehold improvements	4,746	4,081
Amortization of right of use assets	5,931	5,813
Loss on extinguishment of debt	—	1,510
Other adjustments	12,031	(9,878)
Net changes in other operating assets and liabilities	(93,447)	(30,283)
Net cash provided by operating activities	301,737	300,137

Cash flows from investing activities
Capitalized software development costs	(21,361)	(19,966)
Capital expenditures	(11,500)	(4,271)
Acquisition of a business, net of cash acquired	—	(7,820)
Other	(43)	(276)
Net cash used in investing activities	(32,904)	(32,333)

Cash flows from financing activities
Repurchase of common stock held in treasury	(213,093)	(69,991)
Payment of dividends	(143,784)	(131,305)
Repayment of borrowings	(65,000)	(339,063)
Proceeds from borrowings	100,000	336,875
Proceeds from exercise of stock options	394	—
Payment of contingent consideration and deferred purchase price from acquisitions	(239)	—
Payment of debt issuance costs	—	(3,739)
Net cash used in financing activities	(321,722)	(207,223)

Effect of exchange rate changes	4,209	(2,959)

Net increase (decrease) in cash, cash equivalents and restricted cash	(48,680)	57,622
Cash, cash equivalents and restricted cash, beginning of period	409,351	461,693
Cash, cash equivalent and restricted cash, end of period	$360,671	$519,315

Table 5: Operating Results (unaudited)

Index	Three Months Ended
	Mar. 31,	Mar. 31,	%
In thousands	2025	2024	Change
Operating revenues:
Recurring subscriptions	$233,330	$212,952	9.6%
Asset-based fees	177,415	150,259	18.1%
Non-recurring	10,998	10,661	3.2%
Total operating revenues	421,743	373,872	12.8%
Adjusted EBITDA expenses	110,172	96,112	14.6%
Adjusted EBITDA	$311,571	$277,760	12.2%
Adjusted EBITDA margin %	73.9%	74.3%

Analytics	Three Months Ended
	Mar. 31,	Mar. 31,	%
In thousands	2025	2024	Change
Operating revenues:
Recurring subscriptions	$169,755	$160,551	5.7%
Non-recurring	2,430	3,415	(28.8)%
Total operating revenues	172,185	163,966	5.0%
Adjusted EBITDA expenses	96,155	91,754	4.8%
Adjusted EBITDA	$76,030	$72,212	5.3%
Adjusted EBITDA margin %	44.2%	44.0%

Sustainability and Climate	Three Months Ended
	Mar. 31,	Mar. 31,	%
In thousands	2025	2024	Change
Operating revenues:
Recurring subscriptions	$82,737	$76,418	8.3%
Non-recurring	1,882	1,466	28.4%
Total operating revenues	84,619	77,884	8.6%
Adjusted EBITDA expenses	60,798	56,793	7.1%
Adjusted EBITDA	$23,821	$21,091	12.9%
Adjusted EBITDA margin %	28.2%	27.1%

All Other - Private Assets	Three Months Ended
	Mar. 31,	Mar. 31,	%
In thousands	2025	2024	Change
Operating revenues:
Recurring subscriptions	$66,819	$63,134	5.8%
Non-recurring	460	1,109	(58.5)%
Total operating revenues	67,279	64,243	4.7%
Adjusted EBITDA expenses	53,060	51,733	2.6%
Adjusted EBITDA	$14,219	$12,510	13.7%
Adjusted EBITDA margin %	21.1%	19.5%

Consolidated	Three Months Ended
	Mar. 31,	Mar. 31,	%
In thousands	2025	2024	Change
Operating revenues:
Recurring subscriptions	$552,641	$513,055	7.7%
Asset-based fees	177,415	150,259	18.1%
Non-recurring	15,770	16,651	(5.3)%
Operating revenues total	745,826	679,965	9.7%
Adjusted EBITDA expenses	320,185	296,392	8.0%
Adjusted EBITDA	$425,641	$383,573	11.0%
Operating margin %	50.6%	49.9%
Adjusted EBITDA margin %	57.1%	56.4%

Table 6: Sales and Retention Rate (unaudited)(1)

	Three Months Ended
	Mar. 31,	Mar. 31,	%
In thousands	2025	2024	Change
Index
New recurring subscription sales	$22,424	$23,513	(4.6)%
Subscription cancellations	(8,254)	(14,702)	(43.9)%
Net new recurring subscription sales	$14,170	$8,811	60.8%
Non-recurring sales	$12,374	$12,811	(3.4)%
Total gross sales	$34,798	$36,324	(4.2)%
Total Index net sales	$26,544	$21,622	22.8%

Index Retention Rate	96.5%	93.2%

Analytics
New recurring subscription sales	$13,218	$14,088	(6.2)%
Subscription cancellations	(7,942)	(10,794)	(26.4)%
Net new recurring subscription sales	$5,276	$3,294	60.2%
Non-recurring sales	$2,202	$2,462	(10.6)%
Total gross sales	$15,420	$16,550	(6.8)%
Total Analytics net sales	$7,478	$5,756	29.9%

Analytics Retention Rate	95.5%	93.5%

Sustainability and Climate
New recurring subscription sales	$7,234	$11,471	(36.9)%
Subscription cancellations	(4,694)	(7,351)	(36.1)%
Net new recurring subscription sales	$2,540	$4,120	(38.3)%
Non-recurring sales	$1,914	$1,672	14.5%
Total gross sales	$9,148	$13,143	(30.4)%
Total Sustainability and Climate net sales	$4,454	$5,792	(23.1)%

Sustainability and Climate Retention Rate	94.5%	90.8%

All Other - Private Assets
New recurring subscription sales	$9,708	$8,264	17.5%
Subscription cancellations	(5,640)	(4,922)	14.6%
Net new recurring subscription sales	$4,068	$3,342	21.7%
Non-recurring sales	$1,061	$1,089	(2.6)%
Total gross sales	$10,769	$9,353	15.1%
Total All Other - Private Assets net sales	$5,129	$4,431	15.8%

All Other - Private Assets Retention Rate	91.5%	92.2%

Consolidated
New recurring subscription sales	$52,584	$57,336	(8.3)%
Subscription cancellations	(26,530)	(37,769)	(29.8)%
Net new recurring subscription sales	$26,054	$19,567	33.2%
Non-recurring sales	$17,551	$18,034	(2.7)%
Total gross sales	$70,135	$75,370	(6.9)%
Total net sales	$43,605	$37,601	16.0%

Total Retention Rate	95.3%	92.8%

(1) See "Notes Regarding the Use of Operating Metrics" for details regarding the definition of new recurring subscription sales, subscription cancellations, net new recurring subscription sales, non-recurring sales, total gross sales, total net sales and Retention Rate.

Table 7: AUM in ETFs Linked to MSCI Equity Indexes (unaudited)(1)(2)

	Three Months Ended
	Mar. 31	Jun. 30	Sep. 30	Dec. 31	Mar. 31
In billions	2024	2024	2024	2024	2025
Beginning Period AUM in ETFs linked to
MSCI equity indexes	$1,468.9	$1,582.6	$1,631.9	$1,761.8	$1,724.7
Market Appreciation/(Depreciation)	92.8	21.2	111.3	(85.3)	16.4
Cash Inflows	20.9	28.1	18.6	48.2	42.0
Period-End AUM in ETFs linked to
MSCI equity indexes	$1,582.6	$1,631.9	$1,761.8	$1,724.7	$1,783.1

Period Average AUM in ETFs linked to
MSCI equity indexes	$1,508.8	$1,590.6	$1,677.0	$1,755.4	$1,793.7

Period-End Basis Point Fee(3)	2.48	2.47	2.44	2.44	2.43

(1) The historical values of the AUM in ETFs linked to our equity indexes as of the last day of the month and the monthly average balance can be found under the link “AUM in ETFs Linked to MSCI Equity Indexes” on our Investor Relations homepage at http://ir.msci.com. Information contained on our website is not incorporated by reference into this Press Release or any other report furnished or filed with the SEC. The AUM in ETFs also includes AUM in Exchange Traded Notes, the value of which is less than 1.0% of the AUM amounts presented.

(2) The value of AUM in ETFs linked to MSCI equity indexes is calculated by multiplying the equity ETFs net asset value by the number of shares outstanding.
(3) Based on period-end Run Rate for ETFs linked to MSCI equity indexes using period-end AUM.

Table 8: Run Rate (unaudited)(1)

	As of
	Mar. 31,	Mar. 31,	%	%
In thousands	2025	2024	Run Rate Growth	Organic Run Rate Growth
Index
Recurring subscriptions	$948,387	$869,931	9.0%	9.0%
Asset-based fees	697,227	619,431	12.6%	12.6%
Index Run Rate	1,645,614	1,489,362	10.5%	10.5%

Analytics Run Rate	707,792	662,079	6.9%	6.8%

Sustainability and Climate Run Rate	352,335	320,611	9.9%	9.6%

All Other - Private Assets Run Rate	273,507	254,432	7.5%	7.0%

Total Run Rate	$2,979,248	$2,726,484	9.3%	9.2%

Total recurring subscriptions	$2,282,021	$2,107,053	8.3%	8.2%
Total asset-based fees	697,227	619,431	12.6%	12.6%
Total Run Rate	$2,979,248	$2,726,484	9.3%	9.2%

(1) See "Notes Regarding the Use of Operating Metrics" for details regarding the definition of Run Rate.

Table 9: Reconciliation of Net Income to Adjusted EBITDA (unaudited)

	Three Months Ended
	Mar. 31,	Mar. 31,
In thousands	2025	2024
Net income	$288,600	$255,954
Provision for income taxes	42,470	39,939
Other expense (income), net	45,953	43,489
Operating income	377,023	339,382
Amortization of intangible assets	43,872	38,604
Depreciation and amortization of property,
equipment and leasehold improvements	4,746	4,081
Acquisition-related integration and transaction costs(1)	—	1,506
Consolidated adjusted EBITDA	$425,641	$383,573

Index adjusted EBITDA	$311,571	$277,760
Analytics adjusted EBITDA	76,030	72,212
Sustainability and Climate adjusted EBITDA	23,821	21,091
All Other - Private Assets adjusted EBITDA	14,219	12,510
Consolidated adjusted EBITDA	$425,641	$383,573

(1) Represents transaction expenses and other costs directly related to the acquisition and integration of acquired businesses, including professional fees, severance expenses, regulatory filing fees and other costs, in each case that are incurred no later than 12 months after the close of the relevant acquisition.

Table 10: Reconciliation of Net Income and Diluted EPS to Adjusted Net Income and Adjusted EPS (unaudited)

	Three Months Ended
	Mar. 31,	Mar. 31,
In thousands, except per share data	2025	2024
Net income	$288,600	$255,954
Plus: Amortization of acquired intangible assets and
equity method investment basis difference	25,817	25,267
Plus: Acquisition-related integration and transaction costs(1)	—	1,506
Plus: Write-off of deferred fees on debt extinguishment	—	1,510
Less: Income tax effect(2)	(3,312)	(4,008)
Adjusted net income	$311,105	$280,229

Diluted EPS	$3.71	$3.22
Plus: Amortization of acquired intangible assets and
equity method investment basis difference	0.33	0.32
Plus: Acquisition-related integration and transaction costs(1)	—	0.02
Plus: Write-off of deferred fees on debt extinguishment	—	0.02
Less: Income tax effect(2)	(0.04)	(0.06)
Adjusted EPS	$4.00	$3.52

Diluted weighted average common shares outstanding	77,807	79,508

(1) Represents transaction expenses and other costs directly related to the acquisition and integration of acquired businesses, including professional fees, severance expenses, regulatory filing fees and other costs, in each case that are incurred no later than 12 months after the close of the relevant acquisition.

(2) Adjustments relate to the tax effect of non-GAAP adjustments, which were determined based on the nature of the underlying non-GAAP adjustments and their relevant jurisdictional tax rates.

Table 11: Reconciliation of Operating Expenses to Adjusted EBITDA Expenses (unaudited)

	Three Months Ended		Full-Year
	Mar. 31,	Mar. 31,	2025
In thousands	2025	2024	Guidance(1)
Total operating expenses	$368,803	$340,583	$1,405,000 - $1,445,000
Amortization of intangible assets	43,872	38,604
Depreciation and amortization of property,
equipment and leasehold improvements	4,746	4,081	$185,000 - $195,000
Acquisition-related integration and transaction costs(2)	—	1,506
Consolidated adjusted EBITDA expenses	$320,185	$296,392	$1,220,000 - $1,250,000

Index adjusted EBITDA expenses	$110,172	$96,112
Analytics adjusted EBITDA expenses	96,155	91,754
Sustainability and Climate adjusted EBITDA expenses	60,798	56,793
All Other - Private Assets adjusted EBITDA expenses	53,060	51,733
Consolidated adjusted EBITDA expenses	$320,185	$296,392	$1,220,000 - $1,250,000

(1) We have not provided a full line-item reconciliation for total operating expenses to adjusted EBITDA expenses for this future period because we believe such a reconciliation would imply a degree of precision and certainty that could be confusing to investors and we are unable to reasonably predict certain items contained in the GAAP measure without unreasonable efforts. This is due to the inherent difficulty of forecasting the timing or amount of various items that have not yet occurred and are out of the Company's control or cannot be reasonably predicted. For the same reasons, the Company is unable to address the probable significance of the unavailable information. Forward-looking non-GAAP financial measures provided without the most directly comparable GAAP financial measures may vary materially from the corresponding GAAP financial measures. See “Forward-Looking Statements” above.

(2) Represents transaction expenses and other costs directly related to the acquisition and integration of acquired businesses, including professional fees, severance expenses, regulatory filing fees and other costs, in each case that are incurred no later than 12 months after the close of the relevant acquisition.

Table 12: Reconciliation of Net Cash Provided by Operating Activities to Free Cash Flow (unaudited)

	Three Months Ended		Full-Year
	Mar. 31,	Mar. 31,	2025
In thousands	2025	2024	Guidance(1)
Net cash provided by operating activities	$301,737	$300,137	$1,525,000 - $1,575,000
Capital expenditures	(11,500)	(4,271)
Capitalized software development costs	(21,361)	(19,966)
Capex	(32,861)	(24,237)	($115,000 - $125,000)
Free cash flow	$268,876	$275,900	$1,400,000 - $1,460,000

(1) We have not provided a line-item reconciliation for free cash flow to net cash provided by operating activities for this future period because we believe such a reconciliation would imply a degree of precision and certainty that could be confusing to investors and we are unable to reasonably predict certain items contained in the GAAP measure without unreasonable efforts. This is due to the inherent difficulty of forecasting the timing or amount of various items that have not yet occurred and are out of the Company's control or cannot be reasonably predicted. For the same reasons, the Company is unable to address the probable significance of the unavailable information. Forward-looking non-GAAP financial measures provided without the most directly comparable GAAP financial measures may vary materially from the corresponding GAAP financial measures. See “Forward-Looking Statements” above.

Table 13: First Quarter 2025 Reconciliation of Operating Revenue Growth to Organic Operating Revenue Growth (unaudited)

	Comparison of the Three Months Ended March 31, 2025 and 2024
	Total	Recurring Subscription	Asset-Based Fees	Non-Recurring Revenues
Index	Change Percentage	Change Percentage	Change Percentage	Change Percentage
Operating revenue growth	12.8%	9.6%	18.1%	3.2%
Impact of acquisitions and divestitures	(0.1)%	(0.2)%	—%	—%
Impact of foreign currency exchange rate fluctuations	0.1%	0.1%	—%	—%
Organic operating revenue growth	12.8%	9.5%	18.1%	3.2%

	Total	Recurring Subscription	Asset-Based Fees	Non-Recurring Revenues
Analytics	Change Percentage	Change Percentage	Change Percentage	Change Percentage
Operating revenue growth	5.0%	5.7%	—%	(28.8)%
Impact of acquisitions and divestitures	—%	—%	—%	—%
Impact of foreign currency exchange rate fluctuations	0.2%	0.2%	—%	0.4%
Organic operating revenue growth	5.2%	5.9%	—%	(28.4)%

	Total	Recurring Subscription	Asset-Based Fees	Non-Recurring Revenues
Sustainability and Climate	Change Percentage	Change Percentage	Change Percentage	Change Percentage
Operating revenue growth	8.6%	8.3%	—%	28.4%
Impact of acquisitions and divestitures	—%	—%	—%	—%
Impact of foreign currency exchange rate fluctuations	0.6%	0.5%	—%	1.5%
Organic operating revenue growth	9.2%	8.8%	—%	29.9%

	Total	Recurring Subscription	Asset-Based Fees	Non-Recurring Revenues
All Other - Private Assets	Change Percentage	Change Percentage	Change Percentage	Change Percentage
Operating revenue growth	4.7%	5.8%	—%	(58.5)%
Impact of acquisitions and divestitures	—%	—%	—%	—%
Impact of foreign currency exchange rate fluctuations	0.5%	0.5%	—%	(0.2)%
Organic operating revenue growth	5.2%	6.3%	—%	(58.7)%

	Total	Recurring Subscription	Asset-Based Fees	Non-Recurring Revenues
Consolidated	Change Percentage	Change Percentage	Change Percentage	Change Percentage
Operating revenue growth	9.7%	7.7%	18.1%	(5.3)%
Impact of acquisitions and divestitures	—%	—%	—%	—%
Impact of foreign currency exchange rate fluctuations	0.2%	0.2%	—%	0.2%
Organic operating revenue growth	9.9%	7.9%	18.1%	(5.1)%